UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2013

ARC Group Worldwide, Inc.

(Exact Name of Registrant as Specified in its Charter)

Utah

(State or other jurisdiction of incorporation)

001-33400 (Commission File Number)	87-0454148 (IRS Employer Identification No.)

810 Flightline Blvd. Deland, FL	32724
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   386-736-4890

Former Name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 0240.13e-4(c))

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Item 5.02:	Compensatory Arrangements of Certain Officers.

Approval of Stock Grant to Jason Young

The issuance of 145,456 shares of the common stock of ARC Group Worldwide, Inc. (the “Company”) made to Jason Young, the Company’s President and Chief Executive Officer (the “Equity Grant”), was approved by the shareholders of the Company at the Company’s Annual Meeting of Shareholders on November 25, 2013 (the “Annual Meeting”) as described in Item 5.07 below, which is incorporated herein by reference thereto.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, 4,637,481 shares were represented in person or by proxy from the 5,877,683 shares of the Company’s common stock issued, outstanding and entitled to vote as of the record date of October 4, 2013.  The shares present in person or by proxy at the Annual Meeting represented 78.9% of the issued and outstanding shares and therefore constituted a quorum for the purpose of conducting the business of the meeting in accordance with the Company’s bylaws.  The following votes were cast in person or by proxy at the Annual Meeting:

Proposal 1

For the nominations for the election of directors of the Company, the following sets forth the votes received:

Nominees for Directors	For	Withheld	Broker Non-Vote*
Jason T. Young	4,113,426	126,642	397,413
Gregory D. Wallis	4,224,012	16,056	397,413
Eddie W. Neely	4,234,484	5,584	397,413

*“Broker Non-Votes” are votes submitted by brokers who presents the shares for purposes of quorum but does not have authority to vote on behalf of the owner of such shares.

The nominees receiving a plurality of all votes cast in person or by proxy at the Annual Meeting with respect to the voting for the three Directors to serve until the next Annual Meeting and until their respective successors have been duly elected and qualified are therefore Jason T. Young, Gregory D. Wallis and Eddie W. Neely.

Proposal 2

To ratify and approve the Equity Grant of 145,456 shares of the Company’s common stock to Mr. Jason T. Young in connection with his re-appointment as Chief Executive Officer of the Company. The following results were obtained with respect to Proposal 2:

	For	Against	Abstain	Broker Non-Votes
Total Shares	4,119,851	119,465	752	397,413

There being a majority of all shares present and voting, in person or by proxy, at the Annual Meeting voting “For” the Proposal, Proposal 2 was approved.

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Proposal 3

To grant advisory approval of the compensation of the Company’s named executive officers. The following results were obtained with respect to Proposal 3:

	For	Against	Abstain	Broker Non-Votes
Total Shares	4,149,591	90,239	238	397,413

There being a majority of all shares present and voting, in person or by proxy, at the Annual Meeting voting “For” the Proposal, Proposal 3 was approved.

Proposal 4

To grant advisory approval regarding the frequency of future advisory votes on the compensation of the Company’s named executive officers. The following results were obtained with respect to Proposal 4:

	One Year	Two Year	Three Year	Abstain	Broker Non-Votes
Total Shares	156,010	59,697	4,018,880	5,481	397,413

There being a majority of all shares present and voting, in person or by proxy, at the Annual Meeting voting for “3 Years” as the frequency of future advisory votes on the compensation of the Company’s named executive officers, the “3 Years” option was approved.

Proposal 5

To ratify the selection of Hein & Associates LLP to serve as our certified independent accountants for the year ending June 30, 2014. The following results were obtained with respect to Proposal 5:

	For	Against	Abstain	Broker Non-Votes
Total Shares	4,457,658	174,092	5,731	0

There being a majority of all shares present and voting, in person or by proxy, at the Annual Meeting voting “For” the Proposal, Proposal 5 was approved.

Proposal 6

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. The following results were obtained with respect to Proposal 6:

	For	Against	Abstain	Broker Non-Votes
Total Shares	4,496,584	140,683	214	0

There being a majority of all shares present and voting, in person or by proxy, at the Annual Meeting voting “For” the Proposal, Proposal 6 was approved, however, no other business was taken at the Annual Meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC Group Worldwide, Inc.

Date: November 25, 2013	By:	/s/ Jason T. Young
	Name:	Jason T. Young
	Title:	President and Chief Executive Officer

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